UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 15, 2005

ULTRAGUARD WATER SYSTEMS CORP
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

000-21753	88-0263701
(Commission File Number)	(IRS Employer Identification Number)

Ken Fielding, President
914 Sherwood Street, Coquitlam B.C. Canada V3K 1A6
(Address of principal executive offices)

(604) 540-8282
(Registrant's telephone number, including area code)

ITEM 8.01	Other Events

On June 13, 2005, a special meeting of the shareholders of UltraGuard Water Systems Corp. (“Company”) was held to consider management’s proposals to change the name of the Company to Creative Eateries Corporation and to consolidate the Company’s capital structure through affecting a one for one hundred (1:100) reverse split of the common stock. Shareholder proxies’ representing 52,600,556 or 88.0865% of the Company’s issued and outstanding shares constituted a quorum for the purpose of considering the proposals presented.

The shareholders by a vote of 52,357,878 in favor and 232,618 against, with 10,060 votes abstaining resolved to change the Company’s name from UltraGuard Water Systems Corp. to Creative Eateries Corporation. The name change was effected on June 13, 2005 upon filing the required amendment with the State of Nevada.

The shareholders by a vote of 52,307,893 in favor and 292,563 against, with 100 abstaining resolved to reverse split the Company’s common stock on a one for one hundred (1:100) basis. The reverse split will be effective at 5:00 on June 13, 2005.

The Company’s new cusip number and trading symbol has been applied for through the NASD

ITEM 9.01	Financial Statements and Exhibits

The following exhibit(s) are included as part of this report:

1.	Amendment to the Company’s Articles of Incorporation dated June 14, 2005 (SEC Reference Number 3(ii)(b).

Pursuant to the requirement of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRAGUARD WATER SYSTEMS CORP

Signature		Date

By:	/s/ Ken Fielding	June 15, 2005
Name:	Ken Fielding
Title:	President